Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 33-53024 and No. 333-123417 on Form S-8 of our report dated June 27, 2013 with respect to the financial statements and supplemental schedules of Smithfield Foods, Inc. 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2012.

/s/ Kreischer Miller
Horsham, Pennsylvania
June 27, 2013